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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  -------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      January 17, 1997


                              DIEDRICH COFFEE, INC.
               (Exact Name of Registrant as Specified in Charter)

     Delaware                       0-21203                   33-0086628
(State or Other Jurisdiction        (Commission              (IRS Employer
    of Incorporation)               File Number)           Identification No.)


  2144 Michelson Drive, Irvine, California                       92612
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code          (714) 260-1600


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  Effective January 17, 1997, the Registrant dismissed independent accountants, BDO Seidman, LLP as the principal accountant to audit the Registrant's financial statements and engaged independent accountants KPMG Peat Marwick LLP as such principal accountant. This decision to change accountants was recommended by the Registrant's Audit Committee and approved by the Board of Directors.

                  During the two fiscal years ended January 31, 1996 and the subsequent interim period through January 17, 1997, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Furthermore, BDO Seidman, LLP's last two years reports did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, scope or accounting principles.

                  In addition, during the two fiscal years ended January 31, 1996 and the subsequent interim period through January 17, 1997, (a) BDO Seidman, LLP never advised the Registrant of any reportable events as defined in paragraphs (A) through (D) of Regulation S-K, Item 304(a)(1)(v) and (b) the Registrant (or someone on its behalf) did not consult KPMG Peat Marwick LLP regarding either: (i) the application of accounting principles to a specified transaction or (ii) any matter that was either the subject of a disagreement or a reportable event.

                  A copy of this Report on Form 8-K has been furnished to BDO Seidman, LLP. The Registrant requested that BDO Seidman, LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether BDO Seidman, LLP agrees with the statements made by the Registrant.
This letter is attached as Exhibit 16.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (C) Exhibits:

                  Exhibit 16.       Letter re:  Change in Certifying Accountant

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 24, 1997               DIEDRICH COFFEE, INC.

                                      By: /s/  Steven A. Lupinacci
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                                          Steven A. Lupinacci
                                          President and Chief Executive Officer